UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 28, 2021

Statera BioPharma, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32954	20-0077155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2537 Research Boulevard, Suite 201 Fort Collins, CO 80526
(Address of Principal Executive Offices and zip code)

(888) 613-8802
(Registrant's Telephone Number, Including Area Code)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.005	STAB	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Legacy financial statements and pro forma financial statements

As previously disclosed, on July 27, 2021, Statera BioPharma, Inc. (the “Company”), High Street Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and Cytocom Subsidiary Inc., previously known as “Cytocom Inc.” (“Old Cytocom”), completed their previously announced merger transaction. The merger transaction was completed pursuant to an Agreement and Plan of Merger, dated as of October 16, 2020, pursuant to which Merger Sub merged with and into Old Cytocom, with Old Cytocom continuing as a wholly owned subsidiary of the Company and the surviving corporation of the merger (the “Merger”). In connection with the closing of the Merger, Old Cytocom was renamed “Cytocom Subsidiary Inc.” and the Company has since been renamed “Statera BioPharma, Inc.”

On September 28, 2021, the Company released (i) unaudited interim financial statements as of and for the fiscal period ended June 30, 2021 for Old Cytocom and (ii) unaudited pro forma condensed combined financial statements of the Company as of and for the six-month period ended June 30, 2021, as if the completion of the Merger and Old Cytocom’s acquisition of ImQuest Life Sciences, Inc. had occurred as of January 1, 2021. The Old Cytocom financial statements and pro forma financial statements referred to above are filed as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K, and are incorporated by referenced herein.

Setting of Date for 2021 Annual Meeting of Stockholders

On September 28, 2021, the Company announced that it will hold its 2021 annual meeting of stockholders (the “Annual Meeting”) on November 9, 2021 at 10:00 a.m. Eastern Time in virtual format via live audio webcast. The Company has also established September 30, 2021 as the record date for the determination of stockholders entitled to receive notice of an to vote at the Annual Meeting. The time and virtual attendance instructions of the Annual Meeting will be set forth in the Company’s proxy statement for the Annual Meeting, to be electronically filed prior to the Annual Meeting with the U.S. Securities and Exchange Commission.

Because the Annual Meeting will be held more than 30 days from the anniversary date of the Company’s last annual meeting of stockholders in 2020, pursuant to Rule 14a-8 (“Rule 14a-8”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company may set a deadline for receipt of Rule 14a-8 stockholder proposals that is a reasonable time before the Company plans to print and send its proxy materials. Stockholders who wish to have a proposal considered for inclusion in the Company’s proxy statement for the Annual Meeting must ensure that their proposal is received by the Corporate Secretary of the Company at 2537 Research Boulevard, Suite 201, Fort Collins, CO 80526 no later than October 8, 2021, which the Company has determined is a reasonable time before the Company begins to print and mail its proxy materials. Such stockholder proposals must also comply with the other requirements of Rule 14a-8 of the Exchange Act in order to be eligible for inclusion in the Company’s proxy statement for the Annual Meeting. The October 8, 2021 deadline will also apply in determining whether notice of a stockholder proposal is timely for purposes of exercising discretionary voting authority with respect to proxies under Rule 14a-4(c) under the Exchange Act. In addition, in accordance with the Company’s bylaws (the “Bylaws”), stockholders who wish to bring business before the Annual Meeting outside of Rule 14a-8 or to nominate a person for election to the Board at the Annual Meeting must ensure that written notice (including the representations and all other information required by the Bylaws) of such proposal or nomination is received by the Corporate Secretary of the Company at the address specified above no later than the close of business on October 8, 2021. Any such notice must also comply with the requirements of Delaware law, the rules and regulations promulgated by the Securities and Exchange Commission and the Bylaws, as applicable.

Item 9.01	Financial Statements and Exhibits

(d)         Exhibits

Exhibit Number	Description

99.1
Cytocom Subsidiary Inc. unaudited condensed consolidated balance sheets as of June 30, 2021, the related statements of operations for the six months ended June 30, 2021 and 2020, stockholders’ deficit and cash flows for the six months ended June 30, 2021 and 2020 and the related notes.

99.2
Statera BioPharma, Inc. unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021; unaudited pro forma combined balance sheet as of June 30, 2021; and notes to unaudited pro forma condensed combined financial information.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Statera BioPharma, Inc.

Date: September 28, 2021	By:	/s/ Peter Aronstam
	Name:	Peter Aronstam
	Title:	Chief Financial Officer